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                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
UROHEALTH Systems, Inc.


We consent to incorporation by reference in the Registration Statement (No. 333-6397) on Form S-3 of our report dated October 10, 1995, relating to the consolidated balance sheet of Dacomed Corporation as of June 24, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, and our report dated December 19, 1994, relating to the consolidated statements of operations, stockholders' equity and cash flows for Dacomed Corporation for the fiscal year ended October 29, 1994 and to the reference to our Firm under the heading "Experts" in the Registration Statement.



                                          /s/ KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                           KPMG Peat Marwick LLP


Minneapolis, Minnesota

April 10, 1997